Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2001 relating to the financial statements of PETsMART.com, Inc., which appears in PETsMART, Inc.’s Annual Report on Form 10-K for the year ended February 2, 2003.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Century City, California
August 18, 2003